EXHIBIT 99.1

news release

Contact Information:
Douglas Young
NeoMagic Corporation
Chief Executive Officer
(408) 428-9725

Neomagic® Corporation Announces New Investors

And Board Members

San Jose, California - October 15, 2009.  NeoMagic Corporation (NMGC-PK) and an investor group led by Bluestone Financial, Ltd., announced today that they have entered into a Stock Purchase Agreement.  Under the terms of the agreement, the investor group will acquire a controlling interest in the Company to provide a new foundation for growth and innovation. Bluestone Financial’s investor group also includes Mediastone LLC and Attiva Capital Partners, Ltd. As part of this transaction, NeoMagic also announced three new members to its Board of Directors.

In their stock purchase agreement, Bluestone, Mediastone and Attiva collectively, the “Investors”, have agreed to purchase an aggregate of 20,000,000 shares of common stock at $0.03 per share. In connection with this purchase, NeoMagic agreed to issue to the Investors Class A warrants entitling them to purchase 20,000,000 shares of common stock at an exercise price of $0.06 per share and Class B warrants entitling them to purchase 20,000,000 shares of common stock at  an exercise price of $0.09 per share. The Class A and Class B warrants will be exercisable at any time during a two year period following the close of the transaction, but the warrants will expire earlier, upon notice from the Company, if the quoted bid price of the common stock has been greater than 200 percent of the respective warrant’s purchase price for a period of 15 consecutive trading days.

As part of the transaction, NeoMagic has also entered into a stock purchase agreement with certain employee investors who have agreed to purchase 5,080,480 shares of common stock at $0.03 per share. The Company has also agreed to issue to the employee investors 2,540,240 Class A warrants exercisable at $0.06 per share and 2,540,240 Class B warrants exercisable at $0.09 per share.

Commenting on the investment in NeoMagic, David Tomasello, Managing Director of Bluestone and a new Director of the Company, said:  “NeoMagic’s opportunities to grow the company are extremely attractive to us. Streamlined operations and a much improved balance sheet will allow us to actively pursue these opportunities. We believe strongly, as well, that there are potential strategic partnerships, particularly in mobile and video applications, that could accelerate growth.”

“All of us at NeoMagic are pleased to welcome our new investors and new members to our Board”, stated Douglas Young, President and Chief Executive Officer of NeoMagic.   “Over the past year our dedicated employees have continued to provide products to our current customers and to formulate new product ideas and have significantly reduced our outstanding liabilities.  We share our new investors’ optimism about our growth prospects and look forward to this exciting new phase of NeoMagic.”

NeoMagic’s three new Directors are:

David Tomasello.  In addition to being the Managing Director of Bluestone, Mr. Tomasello is also the managing partner of Attiva Capital Partners, Ltd., an independent investment firm. He is a shareholder of WorldGate Communications, Inc. and until recently was a member of their board of directors. WorldGate is a leading provider of personal video phones and related technology. Mr. Tomasello formerly served on NeoMagic’s board of Directors from August 2008 to September 2008.  Mr. Tomasello is a graduate of Boston University with a BS/BA degree in finance.

Jorge Granier-Phelps. Mr. Granier-Phelps is the Managing Director of Mediastone LLC, one of NeoMagic’s new investors.  He is also currently the Director of Business Development at Radio Caracas Television (RCTV) and a co-founder of GOTV, a premium Hispanic digital distribution company. An award winning filmmaker and entrepreneur, Mr. Granier-Phelps is a fellow of the Motion Picture Institute and a member of the International Academy of Television Arts & Sciences.

Joseph Fitzgerald.  Mr. Fitzgerald is a senior financial counselor for Financial Profiles, a financial communications firm, in Los Angeles. Previously, he has been a top-rated investor relations and corporate communications officer for a number of companies, including Capital Cities/ABC, Seagram Universal and MGM Studios. He has extensive contacts with institutional investors and the financial press. Mr. Fitzgerald received a BA from Williams College and an MBA in finance from The Stern School of Business at New York University. He has been elected as Chair of the Audit Committee of the Company’s Board of Directors.

The three new Directors will join current Directors, Douglas Young and Syed Zaidi, on NeoMagic’s Board.

Douglas R. Young.  Mr. Young has been President, Chief Executive Officer and a Director of NeoMagic since April, 2005. Previously, he was VP of Worldwide Sales at NeoMagic. Prior to joining NeoMagic, Mr. Young was Senior Vice President of Worldwide Sales at Planetweb, Inc., a provider of embedded multimedia application and browser software for consumer electronics devices. Mr. Young holds a Bachelor of Arts Degree from Princeton University and an MBA  from The Stern School of Business at New York University.

Syed Zaidi.  Mr. Zaidi is NeoMagic’s Chief Operating Officer and Senior Vice President Engineering. He has over 17 years of engineering and management experience in the semiconductor industry. He joined NeoMagic’s engineering team in June 1995 and has been responsible for the development and management of MIPS and ARM based multimedia SOCs. Previously, Mr. Zaidi worked at Sierra Semiconductor Raytheon, and Advanced Micro Research where he was responsible for the development of several multimedia, Graphics and PC products. Mr. Zaidi received his Bachelor’s degree in Electrical and Electronics Engineering from Leeds, University, England and a BSET from Indiana State University. He also holds several patents.

About NeoMagic

NeoMagic Corporation delivers semiconductor chips, software and device designs to enable new, multimedia handheld devices. Our solutions offer low power consumption, small form-factor and high performance processing. As part of our complete system solution, we deliver a suite of middleware and sample applications for imaging, video and audio functionality, and we provide multiple operating system ports with customized drivers for our products. Our product portfolio includes semiconductor solutions known as Applications Processors. Our Applications Processors are sold under the “MiMagic” brand name with a focus on enabling high performance multimedia within a low power consumption environment. Target customers for our products include manufacturers of handheld devices.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors.  Some, but not all, of these risks and uncertainties are discussed in NeoMagic’s most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov.  NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders.  In addition, the forward-looking statements in this press release involve risks and uncertainties specific to the nature of the financing, including, but not limited to, unanticipated changes in the securities market and competitive conditions.  NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the Company, except as may be required by law.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.